Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4

*CUSIP:	21988K875	Class	A-1
	21988KAL1	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending May 9, 2013.

INTEREST ACCOUNT

Balance as of February 15, 2013		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of May 9, 2013 Call Price received May 9, 2013 upon exercise of Call Warrants by certain of the holders thereof		$522,830.19
LESS:
Distribution to Class A-1 Holders	-$	140,000.00
Distribution to Class A-2 Holders	-$	6,152.40
Distribution to Class A-2 Holders of Amortization	-$	376,677.79
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of May 9, 2013		$0.00

PRINCIPAL ACCOUNT

Balance as of February 15, 2013		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of May 9, 2013 Call Price received May 9, 2013 upon exercise of Call Warrants by certain of the holders thereof		$10,000,000.00
LESS:
Distribution of principal to Class A-1 Holders on May 9, 2013	-$	10,000,000.00
Distribution of $10,000,000 principal amount of underlying securities to certain Call Warrants Holders on May 9, 2013
Balance as of May 9, 2013		$0.00

UNDERLYING SECURITIES HELD AS OF May 9, 2013

Principal Amount	Title of Security
$95,000,000	Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.